Exhibit 99.5

If you would like to reduce the costs incurred by our company in mailing proxy materials, Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, 5, 6 and 7: For 0 0 Against 0 0 Abstain 0 0 1. Approve the issuance of shares of BioPharmX's common stock to Timber's members pursuant to the terms of the Merger Agreement; For 0 Against 0 Abstain 0 2. Approve an amendment to the Certificate of Incorporation of BioPharmX to effect a reverse stock split of BioPharmX's common stock, at a ratio within the range of 1-for-5 to 1-for-25, with such specific ratio to be mutually agreed upon by BioPharmX and Timber; 5. Approve the issuance of: (a) shares of BioPharmX's common stock upon exercise of the Investor Warrants to be issued in the $20 million of financing that is a condition precedent of the Merger (the "Timber Funding"), and (b) additional shares of BioPharmX common stock that may be issued following the closing of the Timber Funding, in each case pursuant to the Securities Purchase Agreement and as required by and in accordance with NYSE American Rule 713. 0 0 0 3. Approve an amendment to BioPharmX's Certificate of Incorporation to change the corporate name of BioPharmX from "BioPharmX Corporation" to "Timber Pharmaceuticals, Inc."; and 0 0 0 6. To consider and vote upon an adjournment of the BioPharmX Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 5. 0 0 0 4. Approve the Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan and to authorize for issuance 11,650,000 shares of BioPharmX common stock thereunder. 0 0 0 7. To transact such other business as may properly come before the BioPharmX Special Meeting or any adjournment or postponement thereof. (see reverse for instructions) John Sample ANY CITY, ONA1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000451493_1 R1.0.1.18 For address change/comments, mark here. 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 29, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 on April 29, 2020. Have your proxy card in hand when you call and then follow the instructions. John Sample234567VOTE BY MAIL 1234567 1234567NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 BIOPHARMX CORPORATION c/o Proxy Services P.O. Box 9142 Farmingdale, NY 11735 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 234567 234567 234567 234567

Alternatively, due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the BioPharmX special meeting may need to be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate in the webcast will be set forth in a press release issued by BioPharmX and available on our website at www.biopharmx.com. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com BIOPHARMX CORPORATION Special Meeting of Stockholders April 30, 2020 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Steven M. Bosacki and Joyce Goto (the "Named Proxies"), or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) him/her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOPHARMX CORPORATION that the stockholder(s) is/ are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, Eastern Time on April 30, 2020, at the Law offices of Akerman LLP at Three Brickell City Centre, 98 Southeast Seventh Street, Suite 1100, Miami, Florida 33131 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" proposals 1, 2, 3, 4, 5, 6 and 7. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000451493_2 R1.0.1.18